Exhibit 10.2

***Text Omitted and Filed Separately with the Securities and

Exchange Commission.  Confidential Treatment Requested

Under 17. C.F.R. Sections 200.80(b)(4) and 240.24b-2.

Execution Copy

THIRD AMENDMENT

TO

COLLABORATIVE RESEARCH, DEVELOPMENT, COMMERCIALIZATION AND LICENSE AGREEMENT

This Third Amendment is entered into as of August 1, 2007 (“Third Amendment Effective Date”), by and between Senomyx, Inc. (“Senomyx”) and Ajinomoto Co., Inc. (“Ajinomoto”).  Capitalized terms used herein without definition shall have the meaning provided therefor in the First Collaboration Agreement (as defined below).

BACKGROUND

WHEREAS, Senomyx and Ajinomoto have previously entered into that certain Collaborative Research, Development, Commercialization and License Agreement, effective March 23, 2006, that certain First Amendment thereto, dated October 6, 2006, and that certain Second Amendment thereto, dated April 24, 2007 (collectively, the “First Collaboration Agreement”), for […***…] Program I and […***…] Program II;

WHEREAS, the parties desire to expand the licensed territory for Senomyx […***…] Compounds to include certain additional rights; and

WHEREAS, the parties have agreed to amend the First Collaboration Agreement on the terms set forth herein and enter into this Third Amendment for the purpose of documenting such amendment as required by Section 17.7 of the First Collaboration Agreement;

NOW, THEREFORE, in consideration of the foregoing premises, the parties hereby agree to amend the First Collaboration Agreement as follows.

AGREEMENT

1.             Appendix A to the First Collaboration Agreement is hereby amended by either adding or amending, as provided below, the following definitions:

“African Territory” means the following countries, which list will at all times be subject to U.S. trade embargoes:

[…***…]

***Confidential Treatment Requested

“Asian […***…] Category” means […***…]  applications in the […***…] Category in the Asian Territory other than […***…].

“Asian Territory” means the following Asian countries, which list will at all times be subject to U.S. trade embargoes:

[…***…]

“Caribbean Territory” means the following countries, which list will at all times be subject to U.S. trade embargoes:

[…***…]

[…***…] means […***…] and […***…].

“Co-Exclusive Field” shall mean […***…] Product Category II and the Asian […***…] Category to the extent rights granted therein by Senomyx to Ajinomoto are Co-Exclusive.

***Confidential Treatment Requested

“[…***…]” means:

(i)            […***…]

(ii)           […***…]; and

(iii)          […***…];

Provided, however, that the […***…] Category does not include any products described in the […***…] Category.

“European Territory” means the following countries:  […***…], which list will at all times be subject to U.S. trade embargoes.

“Excluded […***…] Foods” means products containing one or more Senomyx […***…] Compounds, which products are sold separately as […***…]  or other […***…] with respect to which a claim is made on […***…] from such Senomyx […***…] Compound or such claim could not be made but for the inclusion of such Senomyx […***…] Compound.

“[…***…] Affiliate” means any corporation, company, partnership, joint venture, association or other entity, which directly or indirectly controls, is controlled by or is under common control with the […***…].  As used in this definition, the term “control” means direct or indirect beneficial ownership of more than fifty percent (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the outstanding securities having voting rights for the election of directors in a corporation or of the comparable equity interest in any other type of entity.

***Confidential Treatment Requested

“[…***…]” means any product to be added to […***…] products (other than […***…]) for any […***…].

“[…***…] Regulatory Approval” means any regulatory approvals, licenses, permits or consents issued by any governmental authority, authorizing the use of the Senomyx […***…] Compounds as […***…].

“Latin American Territory” means the following countries: […***…], which list will at all times be subject to U.S. trade embargoes.

“Middle Eastern Territory” means the following countries:  […***…], which list will at all times be subject to U.S. trade embargoes.

“Oceanic Territory” means the following countries: […***…], which list will at all times be subject to U.S. trade embargoes.

“[…***…]” means all forms of […***…].

“ROW Territory” means the entire world, excluding […***…]  and […***…].

“Second Amendment Effective Date” means April 24, 2007.

“Territory” means (i) with respect to Senomyx […***…] Compounds, world-wide; and (ii) with respect to Senomyx […***…] Compounds, the Asian Territory and […***…].

“[…***…]” means any […***…]  as defined in […***…].

“Third Amendment” means the Third Amendment to Collaborative Research, Development, Commercialization and License Agreement between Senomyx and Ajinomoto dated as of the Third Amendment Effective Date.

“Third Amendment Effective Date” means August 1, 2007.

“[…***…]  Field” means:

(A)      with respect to Senomyx […***…] Compounds, any and all forms of food and beverages except for the following:

(i)        with respect to the Latin American Territory, […***…]  and the Oceanic Territory:  […***…]; and

***Confidential Treatment Requested

(ii)       with respect to the African Territory, Caribbean Territory, Latin American Territory and Middle Eastern Territory:  […***…]; and

(iii)      with respect to the European Territory:  […***…]; and

(B)       with respect to Senomyx […***…] Compounds in the Asian Territory and […***…]:  […***…] Product Category I, […***…] Product Category II, […***…] Product Category III, […***…] Product Category IV and […***…] Product Category V.

Notwithstanding the foregoing, the […***…] Field and each product category within the […***…] Field specifically excludes […***…].

“[…***…] Product(s)” means an Ajinomoto product(s) or an Ajinomoto Affiliate’s product(s) (pursuant to a permitted sublicense under Section 8.3) that incorporates one or more Senomyx […***…] Compound(s) and/or Selected Senomyx […***…] Compound(s); provided, however, that with respect to Selected Senomyx […***…] Compounds, such products must be for […***…].

The definition of “[…***…] Product Category VI” in the First Collaboration Agreement is hereby deleted.

“[…***…] Category” means […***…].  For the purpose of this definition […***…].

2.             Section 3.2 of the First Collaboration Agreement is hereby amended as described below.

2.1           The first sentence of the first paragraph of Section 3.2 of the First Collaboration Agreement is hereby amended and restated in its entirety as follows:

“During the Collaborative Period, Senomyx will collaborate with Ajinomoto in […***…] Program I on (i) an Exclusive and world-wide basis

***Confidential Treatment Requested

with respect to the […***…] Field, except for […***…] Product Category II in the Asian Territory and the Asian […***…] Category (ii) a Co-Exclusive basis with respect to […***…] Product Category II in the Asian Territory; and (iii) a Co-Exclusive basis with respect to the Asian […***…] Category.”

2.2        The following sentences are hereby added to Section 3.2(B) of the First Collaboration Agreement as follows:

“Senomyx agrees to provide, at no additional cost, reasonable quantities to Ajinomoto of […***…] Senomyx […***…] Compounds selected by Ajinomoto for evaluation and product development with respect to the additional license grants to Senomyx […***…] Compounds under the Third Amendment.  Notwithstanding the foregoing sentence, Senomyx’s obligation to provide such quantities with respect to such additional license grants will end […***…].”

2.3        The first sentence of Section 3.2(C) of the First Collaboration Agreement is hereby amended and restated in its entirety as follows:

“For so long as Ajinomoto maintains its Exclusive and Co-Exclusive licenses pursuant to Sections 8.1 and 8.2, Senomyx […***…].”

3.             Section 3.3 of the First Collaboration Agreement is hereby amended as set forth below.

3.1           Each reference in the first sentence of Section 3.3 of the First Collaboration Agreement to “Asian Territory” is hereby replaced with “Asian Territory and […***…]”.

3.2           Each reference in Section 3.3(D) of the First Collaboration Agreement to “Asian Territory” is hereby replaced with “Asian Territory and […***…]”.

4.             Section 3.5 of the First Collaboration Agreement is hereby amended as set forth below.

4.1           The following sentence is hereby added immediately after the third sentence of Section 3.5(A):

***Confidential Treatment Requested

“Within a commercially reasonable time, but no later than […***…] of the Third Amendment Effective Date, Ajinomoto will prepare a Product Development Plan for […***…] Products containing Senomyx […***…] Compounds to be sold in the […***…] Field in the […***…] for approval by the Steering Committee.”

4.2           The following sentence is hereby added to Section 3.5(B) of the First Collaboration Agreement:

“Ajinomoto will use commercially reasonable efforts to commercialize an […***…] Product containing one or more Senomyx […***…] Compounds within […***…] of the Third Amendment Effective Date in […***…].”

Notwithstanding the foregoing, Ajinomoto’s obligations under Section 3.5(B) (as set forth in the First Collaboration Agreement) with respect to commercialization of […***…] Products containing Senomyx […***…] Compounds in […***…] shall remain unchanged.

4.3           The last sentence of Section 3.5(B) of the First Collaboration Agreement is hereby amended and restated in its entirety as follows:

“Notwithstanding the foregoing, (i) any accrued payment obligations of Ajinomoto (including payments under Sections 7.6.1 and 7.6.1.1) will continue to be payable; (ii) such payment obligations under Sections 7.6.1 with respect to (x) […***…] and/or (y) […***…] will continue unless Ajinomoto has discontinued all rights to all Senomyx […***…] Compounds and all Selected Senomyx […***…] Compounds in either (a) […***…] and/or (b) […***…], respectively; (iii) such payment obligations under Sections 7.6.1.1 with respect to the North American Territory will continue unless Ajinomoto has discontinued all rights to all Senomyx […***…] Compounds in […***…]; and (iv) such payment obligations under Section 7.6.1.2 with respect to the […***…] will continue unless Ajinomoto has discontinued all rights to Senomyx […***…] Compounds in the […***…].”

5.             Section 3.6 of the First Collaboration Agreement is hereby amended as set forth below:

5.1        Section 3.6(B) of the First Collaboration Agreement is hereby amended and restated in its entirety as follows:

***Confidential Treatment Requested

“(B)        Reimbursement of the Cost of Filings to […***…].  […***…] will reimburse […***…] for the costs associated with (i) the regulatory filings in the Asian Territory for the Senomyx […***…] Compounds and Selected Senomyx […***…] Compounds made pursuant to Section 3.6(A) and, to the extent the same is filed after the Third Amendment Effective Date, for the Senomyx […***…] Compounds in the […***…]; and (ii) the Regulatory Filing Data used in connection with such filings; provided, however, that if any Third Party licensee of […***…] has the right to […***…].  For the avoidance of doubt, with respect to Senomyx […***…] Compounds, […***…].”

5.2           A new Section 3.6(D) is hereby added to the First Collaboration Agreement as follows:

“(D)        […***…] Regulatory Filings.  For so long as Ajinomoto maintains its Exclusive and Co-Exclusive licenses in the […***…] Field pursuant to Section 8.1, […***…].  All […***…] Regulatory Approvals obtained and maintained by Ajinomoto shall be […***…].  For so long as Ajinomoto maintains its Exclusive and Co-Exclusive licenses in the […***…] Field pursuant to Section 8.1, […***…].  Any data generated by or on behalf of Ajinomoto under this Section 3.6(D) that is required for submitting or completing a regulatory filing to obtain […***…] Regulatory Approval shall be […***…].  Notwithstanding the foregoing, Senomyx shall be free to disclose such data to Third Parties to the extent necessary or appropriate for safety purposes.

In the event Ajinomoto’s Exclusive and Co-Exclusive licenses in the […***…] Field under Section 8.1 are abandoned or terminated, upon Senomyx’s request, Ajinomoto […***…] and any data generated by or on behalf of Ajinomoto required for submitting or completing regulatory filings to obtain […***…] Regulatory Approvals to Senomyx and such data shall […***…]

***Confidential Treatment Requested

[…***…].  In the event Senomyx decides to proceed with the assignment of such rights, […***…].”

6.             In consideration for the additional license grants to Senomyx […***…] Compounds under this Third Amendment, Ajinomoto shall pay to Senomyx a license fee of […***…]; provided, however, that in no event shall Ajinomoto have any obligation to make payment earlier than […***…] after the Effective Date.  Such license fee shall be non-refundable and non-creditable.

7.             Section 7.5 of the First Collaboration Agreement is hereby amended as set forth below.

7.1           The first sentence of Section 7.5 of the First Collaboration Agreement is hereby amended and restated as follows:

“Pursuant to the provisions of Section 7.7, Ajinomoto will pay to Senomyx a royalty of […***…] on […***…] during the Royalty Term; provided, however, that the royalty rate on sales of […***…] Products in […***…] Product Category III, […***…] Product Category IV, […***…] Product Category V and for any […***…] within the […***…] Field shall be […***…] on […***…].  For purposes of the foregoing proviso, sales of […***…] Products as […***…] shall be deemed […***…].”

7.2           The fifth sentence of Section 7.5 of the First Collaboration Agreement is hereby amended and restated as follows:

“For the avoidance of doubt, (i) […***…] Products in […***…] Product Category III and […***…] Product Category IV shall always be sold as a […***…] and shall in no event be sold as […***…]; (ii) […***…] Products in […***…] Product Category V shall in no event be sold as […***…]; and (ii) no other […***…] Products in the […***…] Field shall in any event be sold as […***…].”

8.             A new Section 7.6.1.2 is hereby added to the First Collaboration Agreement as follows:

***Confidential Treatment Requested

“7.6.1.2       Minimum Royalty Amount for the ROW Territory.  For the period commencing […***…] and ending on […***…] (“Initial ROW Minimum Royalty Period”), Ajinomoto shall pay to Senomyx a minimum royalty for the ROW Territory (“Initial ROW Minimum Royalty”) based on the following schedule:

Royalty Year	Period	Date of Accrual	Amount of Payment
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
Aggregate Initial ROW Minimum Royalties			[…***…]

Payments under this Section 7.6.1.2 are non-refundable and shall be due within […***…] of the date of accrual.  Payment of the above installments shall be the only royalties due for the ROW Territory in connection with the Initial ROW Minimum Royalty Period; provided, however, that to the extent the amount of the royalties to be paid by Ajinomoto pursuant to Section 7.5 during the Initial ROW Minimum Royalty Period for the ROW Territory exceeds the aggregate amount of the Initial ROW Minimum Royalty […***…], Ajinomoto shall pay the difference within […***…] of the end of the Initial ROW Minimum Royalty Period.

From and after […***…], and during the remainder of the Royalty Term (“Subsequent ROW Minimum Royalty Period”), Ajinomoto shall pay to Senomyx a minimum annual royalty for the ROW Territory (“Subsequent ROW Minimum Royalty”) based on the following schedule:

***Confidential Treatment Requested

Date of Accrual	Amount of Payment
[…***…], and each successive one-year anniversary thereof	[…***…]

During the Subsequent ROW Minimum Royalty Period, the amount by which the earned royalties provided for in Section 7.5 for the ROW Territory for a given ROW Minimum Royalty Year (as defined below) is less than the amount of the relevant Subsequent ROW Minimum Royalty shall be paid by Ajinomoto to Senomyx within […***…] from the end of that ROW Minimum Royalty Year; provided, however, that the royalties for the ROW Territory earned from […***…] to […***…] shall be treated, for the purpose of the calculation of such amount, as being earned from […***…] through […***…].  A “ROW Minimum Royalty Year” means each twelve-(12)-month period commencing on […***…], and each anniversary thereof.

For the avoidance of doubt, the Initial ROW Minimum Royalties and Subsequent ROW Minimum Royalties shall be due in addition to payments due under Section 7.6.1 and Section 7.6.1.1.

In the event of the expiration or termination of this Agreement […***…], the Subsequent ROW Minimum Royalty for the final ROW Minimum Royalty Year shall be calculated by subtracting (i) the amount of the applicable earned royalty for such Subsequent ROW Minimum Royalty Year from (ii) the product of (a) the amount of the applicable Subsequent ROW Minimum Royalty multiplied by (b) the quotient of the number of days from the beginning of such Subsequent ROW Minimum Royalty Year through the date of such expiration or termination divided by the number of days in such Subsequent ROW Minimum Royalty Year.”

For the avoidance of doubt, Section 7.6.1 and 7.6.1.1 shall remain unchanged and Minimum Annual Royalties thereunder shall apply solely with respect to the Asian Territory and the North American Territory, respectively.

9.             The first sentence of Section 7.7 of the First Collaboration Agreement is hereby amended and restated in its entirety as follows:

“Subject to the provisions of Section 7.6.1.1 with respect to royalties for the Initial North American Minimum Royalty Period, and Section 7.6.1.2 with respect

***Confidential Treatment Requested

to royalties for the Initial ROW Minimum Royalty Period, the royalties due under Section 7.5 will be paid within […***…] after the end of each calendar quarter period in which such royalties are earned during the Royalty Term for […***…].”

10.           Section 8 of the First Collaboration Agreement is hereby amended as set forth below.

10.1  Section 8.1(A) of the First Collaboration Agreement is hereby amended and restated as follows:

“(A)        […***…] Field.  An (A) Exclusive, nontransferable (except as permitted under Sections 8.3 and 17.12), worldwide license under the Senomyx Technology to (i) use Senomyx […***…] Compounds for evaluation and development of […***…]  Products in the […***…] Field, excluding all applications (including, without limitation, […***…]) for the […***…] Category in the Asian Territory and excluding the Asian […***…] Category; (ii) make, have made, use, sell, offer for sale, have sold, import and export […***…] Products containing Senomyx […***…] Compounds in the […***…] Field, excluding all applications (including, without limitation, […***…]) for the […***…] Category in the Asian Territory and excluding the Asian […***…] Category; and (iii) make and have made Senomyx […***…] Compounds to be used by Ajinomoto and/or its Affiliates (only if pursuant to a permitted sublicense as provided for in Section 8.3) in the […***…] Products in […***…] Field, excluding all applications (including, without limitation, […***…]) for the […***…] Category in the Asian Territory and excluding the Asian […***…] Category, subject to Section 13, and (B) a Co-exclusive, nontransferable (except as permitted under Sections 8.3 and 17.12) license under the Senomyx Technology to (x) use Senomyx […***…] Compounds for evaluation and development of […***…] Products in the Asian […***…] Category; (y) make, have made, use, sell, offer for sale, have sold, import and export […***…] Products containing Senomyx […***…] Compounds in the Asian […***…] Category; and (z) make and have made Senomyx […***…] Compounds to be used by Ajinomoto and/or its Affiliates (only if pursuant to a permitted sublicense as provided for in Section 8.3) in […***…] Products in the Asian […***…] Category, subject to Section 13.

For so long as Ajinomoto maintains its Co-Exclusive license with respect to the Asian […***…] Category pursuant to this Section 8.1, Senomyx may […***…] grant a license of Senomyx […***…] Compounds in the Asian […***…] Category to […***…].  Senomyx agrees to grant such rights to […***…]

***Confidential Treatment Requested

[…***…] on a […***…] basis to preserve Ajinomoto’s right to […***…] of […***…] Products incorporating one or more Senomyx […***…] Compounds in the Asian […***…] Category.  Such license grant to […***…] shall not be assignable by […***…], except to (i) a successor to substantially all of its business or (ii) to any […***…] Affiliate.  In the event Senomyx does not […***…] of Senomyx […***…] Compounds in the Asian […***…] Category to […***…], the license grant to Ajinomoto with respect to the Asian […***…] Category shall be deemed to be […***…] license from the Effective Date.  In the event (i) the license is granted to […***…] in the Asian […***…] Category and (ii) at any time thereafter during the Term any rights to the Senomyx […***…] Compounds in the Asian […***…] Category are abandoned or terminated, Senomyx shall immediately notify Ajinomoto, and the license grant to Ajinomoto with respect to the Asian […***…] Category shall be deemed to be […***…]license from the date of any such abandonment, termination, expiration or other loss.”

10.2         The heading of Section 8.1(B) in the First Collaboration Agreement is hereby deleted and replaced with “[…***…] Product Category II in the Asian Territory”. The following sentence is herby added to Section 8.1(B) of the First Collaboration Agreement:

“For so long as Ajinomoto maintains its Co-Exclusive license pursuant to this Section 8.1(B), Senomyx agrees not to grant rights to any Third Party to […***…].”

10.3         Section 8.1(C) and Section 8.1(D) in the First Collaboration Agreement are hereby deleted in their entirety and of no further force or effect.

10.4         Each reference to “Asian Territory” in Section 8.2 of the First Collaboration Agreement is hereby replaced with “Asian Territory and […***…]”.

11.           The second sentence of Section 12 in the First Collaboration Agreement is hereby amended and restated in its entirety as follows:

“Ajinomoto will […***…] in the Asian Territory and […***…] licensed under this Agreement claiming Senomyx […***…] Compounds and Selected Senomyx […***…] Compounds, and (ii) […***…] in the North

***Confidential Treatment Requested

American Territory and the ROW Territory licensed under this Agreement claiming Senomyx […***…] Compounds.”

12.           Section 14.7 of the First Collaboration Agreement is hereby amended and restated in its entirety as follows:

“Limitation of Liability.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NEITHER PARTY WILL SEEK OR BE RESPONSIBLE FOR […***…] IN EXCESS OF […***…] IN THE AGGREGATE UNDER ANY THEORY OF LIABILITY, INCLUDING TORT, CONTRACT, NEGLIGENCE OR OTHERWISE UNDER THIS AGREEMENT, AND NEITHER PARTY WILL SEEK OR BE RESPONSIBLE FOR […***…] (INCLUDING, WITHOUT LIMITATION, ANY AND ALL CLAIMS ARISING PURSUANT TO THIS SECTION 14 OR SECTION 16).  NOTWITHSTANDING THE FOREGOING, SUCH […***…] CAP IS HEREBY INCREASED BY AN ADDITIONAL […***…] TO […***…] IN THE AGGREGATE WITH RESPECT TO CLAIMS RELATING TO SENOMYX […***…] COMPOUNDS IN THE ASIAN TERRITORY AND/OR NORTH AMERICAN TERRITORY ONLY.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, WITH RESPECT TO ANY CLAIMS RELATING TO SENOMYX […***…] COMPOUNDS, NEITHER PARTY WILL SEEK OR BE RESPONSIBLE FOR […***…] IN EXCESS OF […***…] IN THE AGGREGATE IN THE ROW TERRITORY UNDER ANY THEORY OF LIABILITY, INCLUDING TORT, CONTRACT, NEGLIGENCE OR OTHERWISE UNDER THIS AGREEMENT, AND NEITHER PARTY WILL SEEK OR BE RESPONSIBLE FOR […***…] (INCLUDING, WITHOUT LIMITATION, ANY AND ALL CLAIMS ARISING PURSUANT TO THIS SECTION 14 OR SECTION 16).”

13.           Except as specifically amended by this Third Amendment, the terms and conditions of the First Collaboration Agreement shall remain unchanged and in full force and effect.

14.           The parties will agree upon a press release to announce the execution of this Third Amendment and its material terms, the form of which press release is attached as Appendix A to this Third Amendment.  After issuance of such press release, Ajinomoto and Senomyx may each disclose to third parties the information contained in such press release without the need for further approval by the other party.

15.           This Third Amendment will be governed by the laws of the […***…], as such laws are applied to contracts entered into and to be performed entirely within such State.

16.           This Third Amendment shall be effective as of the date first written above.

***Confidential Treatment Requested

17.           This Third Amendment may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties, through their authorized officers, have executed this Third Amendment as of the date set forth hereinabove.

SENOMYX, INC.		AJINOMOTO CO., INC.

By:	/s/ Kent Snyder	By:	/s/ Yasafumi Yanagihara

Name:	Kent Snyder	Name:	Yasafumi, Yanagihara
Title:	President and Chief Executive Officer	Title:	Member of the Board & Corporate
Senior Vice President

Date:	8-01-07	Date:	August 1, 2007

Appendix A
FORM OF PRESS RELEASE

SENOMYX FURTHER EXPANDS ITS COLLABORATIVE RESEARCH, DEVELOPMENT, COMMERCIALIZATION AND LICENSE AGREEMENT WITH AJINOMOTO CO., INC.  INTO NEW GEOGRAPHIES AND FOOD CATEGORIES

SAN DIEGO, CA –August XX, 2007 – Senomyx, Inc. (NASDAQ: SNMX), a leading company focused on using proprietary technologies to discover and develop novel flavor ingredients for the packaged food and beverage industry, announced today that it has expanded its collaborative research, development, commercialization and license agreement with Ajinomoto Co., Inc. regarding Senomyx’s existing novel flavor ingredients.  Under the terms of the expanded agreement, the two companies will work together on an exclusive basis on the development and commercialization of these novel flavor ingredients in additional product categories and geographies not previously licensed by Senomyx.  Ajinomoto has agreed to pay Senomyx an initial license fee for the expanded rights.  In addition, upon commercialization Senomyx will be entitled to ongoing royalty payments based on sales of Ajinomoto products containing a Senomyx flavor ingredient.  The royalty obligation also includes predetermined minimum royalty payments payable to Senomyx.

This is the second expansion of Senomyx’s March 2006 collaboration with Ajinomoto.  In April 2007 the geographic scope of the original agreement was broadened to include the United States and Canada. Under the newly expanded agreement, Senomyx will collaborate with Ajinomoto on developing commercial applications using Senomyx’s existing novel flavor ingredients in a wide variety of product categories that were not previously licensed within a respective territory including soups, sauces, instant noodles, snack foods, frozen foods and processed meats.  The new territories for these product categories include Africa, the Caribbean, Europe, Latin America, the Middle East and Oceania.  Senomyx’s other collaborator on the flavor program associated with these existing flavor ingredients will maintain all of its existing rights throughout the world.

“Ajinomoto is a leading global manufacturer of food and culinary products and a valued Senomyx partner,” said Kent Snyder, President and Chief Executive Officer of Senomyx.  “The further expansion of our collaboration is an endorsement of Senomyx’s technology and our mutually beneficial relationship.  We welcome the prospect of working with Ajinomoto to increase the potential usage of our novel flavor ingredients.  We are also excited about the opportunity to combine these flavor ingredients with Ajinomoto’s highly regarded ingredient offerings to create unique new flavors for consumers.”

About Senomyx, Inc. (www.senomyx.com)

Senomyx is a leading company focused on using proprietary taste receptor-based assays, screening technologies and optimization chemistry to discover and develop novel flavors, flavor enhancers and taste modulators for the packaged food and beverage industry.  Senomyx’s current programs focus on the development of flavor ingredients in the savory, sweet, salt and bitter areas.  Senomyx has entered into product discovery and development collaborations with seven of the world’s leading packaged food and beverage companies: Ajinomoto Co., Inc., Cadbury Schweppes, Campbell Soup Company, The Coca-Cola Company, Kraft Foods Global, Inc., Nestlé SA and Solae.

About Ajinomoto Co., Inc. (www.ajinomoto.com)

Ajinomoto is one of the world’s top amino acids and food products manufacturers and is renowned for its technology and the quality of its products. Its business, established in 1909, is conducted all over the world and has an annual turnover of around US$10 billion.

Forward-Looking Statements

Statements included in this press release that are not a description of fact are forward-looking statements, including, but not limited to, statements regarding potential payments under our collaboration with Ajinomoto, plans for our taste receptor research, the commercial potential of products containing our flavor ingredients, future products or additional collaborations. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans, projections or future financial, scientific or business objectives will be achieved.  Our actual results may differ materially from any projected future results set forth in this release as a result of the risks and uncertainties inherent in our business including, without limitation, difficulties or delays in developing, testing, obtaining regulatory approval, producing and marketing our flavor ingredients and related technologies; whether we will be able to further extend or expand our collaboration with Ajinomoto or enter into additional collaborations; our ability to collect royalties under our collaborations; the progress and timing of our scientific programs; changes in the laws or regulations of the United States and other countries that could adversely affect our and our collaborators’ ability to develop and commercialize our products; whether any of our collaborations will result in the discovery and development of novel flavor ingredients, improve the nutritional profile of products incorporating them or otherwise enhance our market position; our ability to protect our intellectual property and proprietary technology and to maintain and enforce our licensing arrangements with various third party licensors;  our ability to define the scope and validity of patent protection for our products and technologies; competition from other companies and flavor manufacturers and other risks detailed in our Securities and Exchange Commission filings, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and we undertake no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

Contact:

Gwen Rosenberg

Senomyx, Inc.

Vice President, Investor Relations & Corporate Communications

(858) 646-8369

gwen.rosenberg@senomyx.com

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